EXHIBIT 99.1

JOINT FILER INFORMATION

FORM 4

Designated Filer:	Elevation Partners, L.P.

Other Joint Filers:	Elevation Associates, L.P., Elevation Associates, LLC, Elevation Employee Side Fund, LLC, Elevation Management, LLC, Marc Bodnick, Paul Hewson and Bret Pearlman

Addresses:	The principal business address of each of the joint filers listed above is 2800 Sand Hill Road, Suite 160, Menlo Park, CA 94025.

Date of Event Requiring Statement:	9/15/2009

Issuer Name and Ticker or Trading Symbol:	Move, Inc. (MOVE)

Signatures:

ELEVATION ASSOCIATES, L.P.

By: Elevation Associates, LLC, as General Partner

By: *
Name: Fred Anderson
Title: Manager

ELEVATION ASSOCIATES, LLC

By: *
Name: Fred Anderson
Title: Manager

ELEVATION EMPLOYEE SIDE FUND, LLC

By: Elevation Management, LLC, as Managing Member

By: *
Name: Fred Anderson
Title: Manager

ELEVATION MANAGEMENT, LLC

By: *
Name: Fred Anderson
Title: Manager

*
Marc Bodnick

*
Paul Hewson

*
Bret Pearlman

*/s/ Tracy Hogan
Attorney-in-fact for Reporting Persons pursuant to Power of Attorney

Date: 9/15/2009